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                              EMPLOYMENT AGREEMENT

            EMPLOYMENT AGREEMENT ("Agreement"), dated as of April 23, 1998, between GLOBAL HEALTH SCIENCES, INC., a Delaware corporation (the "Company"), and PAUL BUXBAUM (the "Executive").

                              W I T N E S S E T H :

            WHEREAS, the Company is engaged in the business of manufacturing dietary and nutritional supplements in the United States and throughout the world (the "Business"); and

            WHEREAS, the Company desires to retain the services of the Executive in the capacity of Chief Executive Officer of the Company, and the Executive desires to provide such services in such capacity to the Company, on the terms and subject to the conditions set forth in this Agreement;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

            1. Employment and Term.

            (a) The Company hereby employs the Executive, and the Executive hereby accepts employment by the Company, in the capacities and on the terms and subject to the conditions set forth herein from April 20, 1998 until April 19, 2001 (the "Term of Employment"). At least ninety (90) days prior to the expiration of the

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Term of Employment, the Company shall notify the Executive if, and under what terms and conditions, the Company will offer to extend the Term of Employment.

            2. Duties. During the Term of Employment, the Executive shall serve as the Company's Chief Executive Officer. In addition, while it is understood that the right to elect directors of the Company is by law vested in the shareholders of the Company, it is nevertheless contemplated, subject to such right, that the Executive shall, at all times during the Term of Employment, be a member of the Board of Directors of the Company; provided that the failure of the Executive to be elected a director or to retain a directorship of the Company shall not constitute a breach of this Agreement by the Company. As Chief Executive Officer, the Executive shall be the most senior officer of the Company, with all supervisory authority and power over the other senior officers of the Company, including principal responsibility for recommendations to the Board of Directors of the Company regarding the hiring and termination of other senior officers and with such other powers, duties and responsibilities with respect to the business of the Company as are customary to his offices and positions or as the Board of Directors of the Company may reasonably request consistent therewith.

            The Executive shall serve the Company faithfully and to the best of his ability in such capacities and shall devote substantially all of his business time, attention, knowledge, energy and skills to such employment.


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            If elected, the Executive also shall serve during any part of the
Term of Employment as any other officer of the Company or as an officer or director of any of the Company's subsidiaries without any additional compensation other than as specified in this Agreement.

            3. Compensation and Benefits. As full and complete compensation to the Executive for his execution and delivery of this Agreement and performance of the services required hereunder, the Company shall pay, grant or provide the Executive, and the Executive agrees to accept, the following salary and other compensation and benefits:

            (a) an annual base salary, payable in accordance with the Company's standard payroll practices for senior executive officers, of $450,000 per annum ("Base Salary");

            (b) an annual bonus, payable with respect to each full fiscal year of the Company during the Term of Employment, or pro rata portion thereof, in each case based upon the performance of the Company for each applicable full fiscal year of the Company and otherwise as determined by the Board of Directors of the Company, in effect from time to time;

            (c) an annual automobile allowance, payable in equal monthly installments during the Term of Employment of $850 per month;

            (d) the right to participate in any savings and stock option plans or programs and in any medical, dental, disability, retirement, insurance, savings,


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vacation, holiday, paid sick leave or other plans as in effect from time to time for the benefit of the Company's senior executive officers;

            (e) the right to participate in any long-term incentive program as in effect from time to time for the benefit of senior executive officers implemented by the Company or any of its subsidiaries;

            (f) prompt reimbursement for all reasonable business-related expenses incurred by the Executive, in accordance with the policies and procedures of the Company as in effect from time to time for senior executive officers; and

            (g) paid vacation in accordance with the policies and procedures of the Company as in effect from time to time for senior executive officers.

            4. Termination.

            (a) Disability. In the event of any physical or mental disability during the Term of Employment which renders the Executive incapable of performing the services required of him for any period or periods aggregating three months during any twelve-month period, the Company shall have the right, upon written notice to the Executive, to terminate the Executive's employment hereunder, effective upon the giving of such notice (or such later date as shall be specified in such notice). Upon such termination, the Company shall have no further obligations hereunder, except to pay the Executive his Base Salary prorated to the effective date of termination or provide the Executive any benefits to which the Executive may otherwise have been entitled but for the Executive's disability prorated to the effective date of termination.


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            (b) Death. In the event of the death of the Executive during the
Term of Employment, this Agreement shall automatically terminate and the Company shall have no further obligations hereunder, except to pay the Executive's beneficiary or legal representative the Base Salary prorated to the date of death.

            (c) Cause. The Company shall have the right, upon written notice to the Executive, to terminate the Executive's employment under this Agreement for Cause (as hereinafter defined), effective upon the giving of such notice (or such later date as shall be specified in such notice), and the Company shall have no further obligations hereunder, except to pay the Executive his Base Salary prorated to the effective date of termination, and the Executive shall continue to have the obligations provided for in Sections 6 and 7 hereof.

            For purposes of this Agreement, "Cause" means:

                  (i) fraud, embezzlement, gross insubordination on the part of the Executive or any act of moral turpitude or misconduct by the Executive;

                  (ii) conviction of or the entry of a plea of nolo contendere by the Executive for any felony; or

                  (iii) a material breach of, or the willful failure or refusal by the Executive to perform and discharge, his duties, responsibilities or obligations under this Agreement.


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            (d) Change of Control. The Executive shall have the right to terminate his employment under this Agreement upon a Change of Control (as hereinafter defined) upon at least three months' prior written notice thereof to the Company given within 30 days of the first occurrence of any event constituting a Change of Control, in which case the Executive's employment under this Agreement shall terminate on the date specified in such notice. In the event of any termination of employment by the Executive upon a Change of Control, the Executive shall have no further obligations under this Agreement other than the obligations provided for in Sections 6 and 7 hereof. The failure by the Executive to give such written notice in such 30-day period shall preclude the Executive from terminating his employment upon a Change of Control with respect to such occurrence. In the event of any termination of employment by the Executive upon a Change of Control, the Company shall have no further obligations hereunder, except to pay the Executive (i) his Base Salary prorated to the effective date of termination, (ii) one year severance pay equal to his annual Base Salary and (iii) if such termination occurs after Executive has received an annual bonus pursuant to the terms hereof, an additional payment equal to his most recently received annual bonus prorated to the effective date of termination. It is understood and agreed that, during the three-month period following the Executive's delivery of notice of termination to the Company upon a Change of Control, the Executive shall cooperate fully with the Company to effect the orderly transfer of the Executive's duties to another person or persons. Notwithstanding


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anything to the contrary contained herein, upon receipt of the Executive's notice of termination upon a Change of Control, the Company shall have the right to cause the Executive's termination to become effective prior to the end of the three-month period or the date specified in the notice therefor by giving at least two business days' notice thereof to the Executive.

            For purposes of this Agreement, a "Change of Control" means the occurrence of any one of the following events: (a) a change in control of the direction and administration of the Company's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof and any successor provision of the regulations under the Exchange Act, (b) the approval by the Board of Directors of a sale of all or substantially all of the assets of the Company to any unrelated third party and the consummation of such transaction or (c) the consummation of any merger, consolidation, or like business combination or reorganization of the Company, approved by the Board of Directors of the Company, which would result in the occurrence of an event described in clause
(a) above or a change in the Board of Directors so that during any period of two
(2) consecutive years, the individuals who at the beginning of such period constitute the Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof.


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            For purposes of this Agreement, "Continuing Directors" shall mean the directors of the Company in office on the date hereof and any successor to any such director and any additional director who, after the date hereof (i) was nominated or selected by a majority of the Continuing Directors in office at the time of his nomination or selection and (ii) is not an "affiliate" or "associate" (as defined in Regulation 12B under the Exchange Act) at the time of his nomination or selection of any person who is the beneficial owner, directly or indirectly, of securities representing ten percent (10%) or more of the combined voting power of the Company's outstanding securities then entitled ordinarily to vote for the election of directors.

            5. Resignation upon Termination. Upon the termination of the Executive's employment hereunder for any reason the Executive agrees that he shall immediately resign from all offices and directorships held by him in the Company or any of its subsidiaries or affiliates and agrees to execute any and all documents reasonably necessary to effect such resignations as requested by the Company.

            6.  Confidentiality; Ownership of Developments.

            (a) During the Term of Employment and for any time thereafter, the Executive shall keep secret and retain in strictest confidence and not divulge, disclose, discuss, copy or otherwise use or suffer to be used in any manner, except in connection with the Business of the Company and of any of the subsidiaries or affiliates of the Company, any trade secrets, confidential or proprietary information


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and all other knowledge, know-how, information, documents or materials owned, developed or possessed by the Company or any of the subsidiaries or affiliates of the Company, whether in tangible or intangible form, pertaining to the Business of the Company or any of the subsidiaries or affiliates of the Company, or authorize or assist in the taking of any such actions by any third party.

            (b) The Executive acknowledges that all developments, including, without limitation, formulas, inventions (patentable or otherwise), discoveries, improvements, patents, trade secrets, designs, reports, computer software, flow charts and diagrams, procedures, data, documentation, ideas and writings and applications thereof relating to the Business or planned business of the Company or any of the subsidiaries or affiliates of the Company that, alone or jointly with others, the Executive may conceive, create, make, develop, reduce to practice or acquire during the Term of Employment (collectively, the "Developments") are works made for hire and shall remain the sole and exclusive property of the Company and the Executive hereby assigns to the Company all of his right, title and interest in and to all such Developments.

            (c) The provisions of this Section 6 shall, without any limitation as to time, survive the expiration or termination of the Executive's employment hereunder, irrespective of the reason for any termination.

            7. Covenant Not to Compete. The Executive agrees that during the Term of Employment and for a period of one year commencing upon the expiration


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or termination of the Executive's employment hereunder, the Executive shall not, directly or indirectly, without the prior written consent of the Company:

            (a) solicit, entice, persuade or induce any employee, consultant, agent or independent contractor of the Company or of any of the subsidiaries or affiliates of the Company to terminate his or her employment or engagement with the Company or such subsidiary or affiliate, to become employed by any person, firm or corporation other than the Company or such subsidiary or affiliate or approach any such employee, consultant, agent or independent contractor for any of the foregoing purposes; or

            (b) directly or indirectly own, manage, control, invest or participate in any way in, consult with, be employed by, or render services for (whether as a director, consultant or otherwise) any person or entity (other than the Company or any of the subsidiaries or affiliates of the Company) engaged in the business of manufacturing or distributing dietary and nutritional supplements.

            8. Specific Performance. The Executive acknowledges that the services to be rendered by the Executive are of a special, unique and extraordinary character and, in connection with such services, the Executive will have access to confidential information vital to the Company's Business and the subsidiaries and affiliates of the Company. By reason of this, the Executive consents and agrees that if the Executive violates any of the provisions of Sections 6 or 7 hereof, the Company and the subsidiaries and affiliates of the Company would sustain irreparable injury and


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that monetary damages will not provide adequate remedy to the Company and that the Company shall be entitled to have Sections 6 or 7 specifically enforced by any court having equity jurisdiction. Nothing contained herein shall be construed as prohibiting the Company or any of the subsidiaries or affiliates of the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Executive.

            9. Entire Agreement. This Agreement embodies the entire agreement of the parties with respect to the Executive's employment and supersedes any other prior oral or written agreements, arrangements or understandings between the Executive and the Company. This Agreement may not be changed or terminated orally but only by an agreement in writing signed by the parties hereto.

            10. Governing Law; Jurisdiction. (a) This Agreement shall be subject to, and governed by, the laws of the State of California applicable to contracts made and to be performed therein.

            (b) Any action to enforce any of the provisions of this Agreement shall be brought in a court of the State of California located in Los Angeles County or in a Federal court located in Los Angeles, California. The parties consent to the jurisdiction of such courts and to the service of process in any manner provided by Ohio law. Each party irrevocably waives any objection which it may now or hereafter have to the venue of any such suit, action or proceeding brought in such court.


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            (c) The prevailing party in any action to enforce any of the provisions of this Agreement shall be entitled to reimbursement from the other party for its or his costs and expenses (including attorneys fees and expenses) incurred in connection with such action.

            11. Assignability. The obligations of the Executive may not be delegated and the Executive may not, without the Company's written consent thereto, assign, transfer, convey, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any interest herein. Any such attempted delegation or disposition shall be null and void and without effect. The Company and the Executive agree that this Agreement and all of the Company's rights and obligations hereunder may be assigned or transferred by the Company to any subsidiary or successor to the Company.

            12. Severability. If any provision of this Agreement or any part thereof, including, without limitation, Sections 6 and 7, as applied to either party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or remaining part thereof, which shall be given full effect without regard to the invalid or unenforceable part thereof, or the validity or enforceability of this Agreement.

            If any court construes any of the provisions of Section 6 or 7, or any part thereof, to be unreasonable because of the duration of such provision or the


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geographic scope thereof, such court may reduce the duration or restrict or redefine the geographic scope of such provision and enforce such provision as so reduced, restricted or redefined.


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            IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first written above.

                                    GLOBAL HEALTH SCIENCES, INC.


                                    By: /s/ Richard D. Marconi
                                       ------------------------------------
                                       Name: Richard D. Marconi
                                       Title: President

                                    /s/ Paul Buxbaum
                                    ---------------------------------------
                                    PAUL BUXBAUM